Filed Pursuant to Rule 424(B)(2)
                                                     Registration No. 333-132747

                      Subject to Completion: PROSPECTUS SUPPLEMENT
                      (To Prospectus dated March 27, 2006)
                      Preliminary Prospectus Supplement dated November 1, 2006

Partial Principal Protected Notes

UBS AG $__ NOTES LINKED TO A GLOBAL INDEX BASKET DUE __, 2011

Issuer (Booking Branch):     UBS AG (Jersey Branch)

Maturity Date:               We currently expect that the Notes will mature on a
                             date between December 30, 2011 and June 29, 2012, to be determined on a date we currently expect to be on November 10, 2006 (the "trade date").

No Interest Payments:        We will not pay you interest during the term of the
                             Notes.

Index Basket:                The Index Basket (the "Basket") will be composed of
                             five indices (the "Basket Indices"). The Basket
                             Indices and their weightings in the Basket are as follows:

                             BASKET INDICES                              WEIGHT
                             ---------------------------------------------------
                             S&P 500(R) Index ("S&P Index") ..............   30%
                             Nikkei(R) 225 Index ("Nikkei Index") ........   25%
                             Dow Jones EURO STOXX 50(R) Index
                               ("EURO STOXX Index") ......................   25%
                             Russell 2000(R) Index ("Russell Index") .....   10%
                             MSCI(R) Emerging Markets Index(SM)
                               ("MSCI-EM Index") .........................   10%

Payment at Maturity:         At maturity, you will receive a cash payment per
                             $10 principal amount of the Notes based on the Basket Return.

                             o If the Basket Return is positive, you will
                               receive your principal plus an additional payment equal to 125% of the Basket Return.

                             o If the Basket Return is between 0% and -10%, you
                               will receive $10.

                             o If the Basket Return is -10% or lower, you will
                               lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

                             See "Specific Terms of the Notes--Payment at
                             Maturity" beginning on page S-40.

Basket Return:               Basket Ending Level - Basket Starting Level
                             -------------------------------------------
                                          Basket Starting Level

Basket Starting Level:       100

Basket Ending Level:         The Basket Ending Level will be calculated as
                             follows: 100 x (1 + (30% of the S&P Index Return +
                             25% of the Nikkei Index Return + 25% of the EURO
                             STOXX Index Return + 10% of the Russell Index
                             Return + 10% of the MSCI-EM Index Return)).

                             THE BASKET RETURN MAY BE NEGATIVE, AND AS A RESULT, YOU MAY LOSE UP TO 90% OF YOUR INVESTMENT.

No Listing:                  The Notes will not be listed or displayed on any
                             securities exchange, the Nasdaq National Market
                             System or any electronic communications network.

CUSIP Number:                __

SEE "RISK FACTORS" BEGINNING ON PAGE S-9 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note                     100%             3.5%             96.5%
Total

UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.
Prospectus Supplement dated November __, 2006                         [UBS LOGO]

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Partial Principal Protected Notes (the "Notes") are medium-term notes issued by UBS, offering principal protection for a decline of up to 10% in the Index Basket (the "Basket") and 125% participation in any appreciation of the Basket. The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of five indices (each a "Basket Index" and together, the "Basket Indices").

The Basket Indices and their relative weightings are set forth below:

           BASKET INDICES                                          WEIGHT
           --------------------------------------------------------------
           S&P 500(R) Index ("S&P Index") .........................   30%
           Nikkei(R) 225 Index ("Nikkei Index") ...................   25%
           Dow Jones EURO STOXX 50(R) Index
             ("EURO STOXX Index") .................................   25%
           Russell 2000(R) Index ("Russell Index") ................   10%
           MSCI(R) EMERGING MARKETS INDEX(SM)
             ("MSCI-EM INDEX") ....................................   10%

The relative weights of the Basket Indices will not change over the term of the Notes.

The S&P Index is a stock index maintained and distributed by Standard and Poor's, a division of the McGraw-Hill Companies, that measures the performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. The S&P Index is reported by Bloomberg L.P. under ticker symbol "SPX".

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under ticker symbol "NKY."

The EURO STOXX Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The EURO STOXX Index is reported by Bloomberg L.P. under ticker symbol "SX5E."

The Russell Index is a stock index calculated and published by Frank Russell Company that measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index, which represent approximately 8% of the total market capitalization of the Russell 3000(R) Index. The Russell Index is reported by Bloomberg L.P. under the index symbol "RTY."

The MSCI-EM Index is a free float-adjusted market capitalization index published by Morgan Stanley Capital International Inc. designed to measure equity market performance in the global emerging markets, which comprises 28 emerging markets economies and 848 stocks (as of October 31, 2006). The MSCI-EM Index is reported by Bloomberg L.P. under ticker symbol "MXEF."

For further information concerning the Basket Indices, see "The Indices" beginning on page S-15.

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return.

>    If the Basket Return is between 0% and -10%, you will receive $10.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

We will not pay you interest during the term of the Notes.

The "Basket Return," which may be positive or negative, will be calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                       Basket Starting Level

The "Basket Starting Level" is 100 and the "Basket Ending Level" will be calculated as follows:

        100 x (1 + (30% of the S&P Index Return + 25% of the Nikkei Index Return + 25% of the EURO STOXX Index Return + 10% of the Russell Index
                   Return + 10% of the MSCI-EM Index Return)).

The return on each of the Basket Indices over the term of the Notes will be based on the appreciation or depreciation in the level of the respective Basket Index over the term of the Notes, as measured from the trade date to a date between December 22, 2011 and June 22, 2012, to be determined on the trade date (the "final valuation date").

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" beginning on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-40.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity for participation in the potential appreciation in the level of the Basket from the trade date relative to the final valuation date. You will receive 125% of any Basket gains at maturity.

> PARTIAL PRINCIPAL PROTECTION--At maturity, your principal is fully protected against a decline of up to 10% in the Basket. If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-9.

> AT MATURITY, THE NOTES ARE EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET IN EXCESS OF 10%--If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE

     BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount and you will not have partial principal protection for a decline in the level of the Basket of up to 10%.

> MARKET RISK--The return on the Notes, which may be positive or negative, is linked to the performance of the Basket Indices, and will depend on whether, and the extent to which, the Basket Return is positive or negative.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes, and you will not receive any dividend payments or other distributions on the securities included in the S&P Index, the Nikkei Index, the EURO STOXX Index, the Russell Index, or the MSCI-EM Index (the securities included in these indices are collectively referred to herein as the "Basket Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Basket Indices.

> You seek an investment that offers partial principal protection when the Notes are held to maturity.

>    You are willing to hold the Notes to maturity.

>    You do not seek current income from this investment.

> You are willing to invest in the Notes based on the range indicated for the maturity date (the actual investment term will be set on the trade date).

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You do not seek an investment with exposure to any of the United States, Japan, Europe or emerging market economies.

>    You are unable or unwilling to hold the Notes to maturity.

>    You seek an investment that is 100% principal protected.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investments.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "SUPPLEMENTAL U.S. TAX CONSIDERATIONS" ON PAGE S-49 AND DISCUSS THE TAX CONSEQUENCES OF YOUR SITUATION WITH YOUR TAX ADVISOR.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices. If your Notes are so treated, you would generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss would generally be long term capital gain or loss if you have held your Notes for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, IT WOULD BE REASONABLE TO TREAT YOUR NOTES IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE NOTES, IT IS POSSIBLE THAT YOUR NOTES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "SUPPLEMENTAL U.S. TAX CONSIDERATIONS--ALTERNATIVE TREATMENT" ON PAGE S-50.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE INDEX RETURN FOR EACH OF THE INDICES.

The "S&P Index Return" is calculated based on the closing level of the S&P Index on the trade date relative to the final valuation date and is calculated as follows:

      S&P Index Return = S&P Index Ending Level - S&P Index Starting Level
                         -------------------------------------------------
                                   S&P Index Starting Level

where the S&P Index Starting Level is __ and the S&P Index Ending Level will be the closing level of the S&P Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

  Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                        -------------------------------------------------------
                                        Nikkei Index Starting Level

where the Nikkei Index Starting Level is __ and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "EURO STOXX Index Return" is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

   EURO STOXX Index Return = EURO STOXX Index Ending Level - EURO STOXX Index
                             Starting Level
                             ---------------------------------------------------
                                        EURO STOXX Index Starting Level

where the EURO STOXX Index Starting Level is __ and the EURO STOXX Index Ending Level will be the closing level of the EURO STOXX Index on the final valuation date.

The "Russell Index Return" is calculated based on the closing level of the Russell Index on the trade date relative to the final valuation date and is calculated as follows:

Russell Index Return = Russell Index Ending Level - Russell Index Starting Level
                       ---------------------------------------------------------
                                      Russell Index Starting Level

where the Russell Index Starting Level is __ and the Russell Index Ending Level will be the closing level of the Russell Index on the final valuation date.

The "MSCI-EM Index Return" is calculated based on the closing level of the MSCI-EM Index on the trade date relative to the final valuation date and is calculated as follows:

MSCI-EM Index Return = MSCI-EM Index Ending Level - MSCI-EM Index Starting Level
                       ---------------------------------------------------------
                                      MSCI-EM Index Starting Level

where the MSCI-EM Index Starting Level is __ and the MSCI-EM Index Ending Level will be the closing level of the MSCI-EM Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

        100 x (1 + (30% of the S&P Index Return + 25% of the Nikkei Index Return + 25% of the EURO STOXX Index Return + 10% of the Russell Index
                   Return + 10% of the MSCI-EM Index Return)).

STEP 3: CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                       Basket Starting Level

The Basket Starting Level is 100.

STEP 4: CALCULATE THE PAYMENT AT MATURITY.

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (125% x Basket Return)).

>    If the Basket Return is between 0% and -10%, you will receive $10.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Basket Return + 10%)).

IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY

The examples below are based on the following assumptions:

  Principal Amount:                       $10.00
  Basket Starting Level:                  100
  Participation Rate:                     125% if the Index Return is positive
  Partial Principal Protection:           10%
  Investment Term:                        5 years 1 month to 5 years 7 months
                                          (the actual term will be determined on
                                          the trade date)

  EXAMPLE 1 -- THE BASKET RETURN IS 50%
--------------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Ending Level is 150, the Basket Return would therefore be 50%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 125% of the Basket Return, as set forth below:

   o Principal amount of each Note =                                   $10.00
     plus
   o Principal amount of each Note x 125% x Basket Return
     $10.00 x 125% x 50% =                                             $ 6.25
                                                                       ------
                                                               TOTAL:  $16.25
                                                                       ======

  INVESTOR RECEIVES $16.25 AT MATURITY FOR EACH NOTE (A 62.50% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   o Principal amount =                                                $10.00
     plus
   o Principal amount x Basket Return
     $10.00 x 50% =                                                     $5.00
                                                                       ------
                                                               TOTAL:  $15.00
                                                                       ======

  ON A $10.00 INVESTMENT, 30% OF WHICH IS COMPOSED OF THE S&P INDEX, 25% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 25% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 10% OF WHICH IS COMPOSED OF THE RUSSELL INDEX AND 10% OF WHICH IS COMPOSED OF THE MSCI-EM INDEX, AN INVESTOR WOULD RECEIVE $15.00 (A 50% TOTAL RETURN).

  EXAMPLE 2 -- THE BASKET RETURN IS 120%
--------------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Ending Level is 220, the Basket Return would therefore be 120%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 125% of the Basket Return, as set forth below:

   o Principal amount of each Note =                                   $10.00
     plus
   o Principal amount of each Note x 125% x Basket Return
     $10.00 x 125% x 120% =                                            $15.00
                                                                       ------
                                                               TOTAL:  $25.00
                                                                       ======

  INVESTOR RECEIVES $25.00 AT MATURITY FOR EACH NOTE (A 150% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   o Principal amount =                                                $10.00
     plus
   o Principal amount x Basket Return
     $10.00 x 120% =                                                   $12.00
                                                                       ------
                                                               TOTAL:  $22.00
                                                                       ======

  ON A $10.00 INVESTMENT, 30% OF WHICH IS COMPOSED OF THE S&P INDEX, 25% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 25% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 10% OF WHICH IS COMPOSED OF THE RUSSELL INDEX AND 10% OF WHICH IS COMPOSED OF THE MSCI-EM INDEX, AN INVESTOR WOULD RECEIVE $22.00 (A 120% TOTAL RETURN).

  EXAMPLE 3 -- THE BASKET RETURN IS -10%
--------------------------------------------------------------------------------

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Ending Level is 90, the Basket Return would therefore be -10%. Since the Notes provide partial principal protection for up to a 10% decline in the Basket, the investor would receive at maturity the full principal amount, as set forth below:

   Principal amount of each Note =                                     $10.00
                                                               TOTAL:  $10.00
                                                                       =======

  INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH NOTE (A 0% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   o Principal amount = $10.00
     plus
   o Principal amount x Basket Return
     $10.00 x (-10%) =                                                 -$1.00
                                                                       ------
                                                               TOTAL:   $9.00
                                                                       ======

  ON A $10.00 INVESTMENT, 30% OF WHICH IS COMPOSED OF THE S&P INDEX, 25% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 25% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 10% OF WHICH IS COMPOSED OF THE RUSSELL INDEX AND 10% OF WHICH IS COMPOSED OF THE MSCI-EM INDEX, AN INVESTOR WOULD RECEIVE $9.00 (A 10% LOSS).

  EXAMPLE 4 -- THE BASKET RETURN IS -50%
--------------------------------------------------------------------------------

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Ending Level is 50, the Basket Return would therefore be -50%, which is less than -10%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every percentage point (or fraction thereof) the Basket Return is below -10%, as set forth below:

   o Principal amount of each Note =                                   $10.00
     plus
   o Principal amount of each Note x (Basket Return + 10%)
     $10.00 x (-50% + 10%)
     $10.00 x (-40%) =                                                 -$4.00
                                                                       ------
                                                               TOTAL:   $6.00
                                                                       ======

  INVESTOR RECEIVES $6.00 AT MATURITY FOR EACH NOTE (A 40% LOSS).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   o Principal amount =                                                $10.00
     plus
   o Principal amount x Basket Return
     $10.00 x (-50%) =                                                 -$5.00
                                                                       ------
                                                               TOTAL:   $5.00
                                                                       ======

  ON A $10.00 INVESTMENT, 30% OF WHICH IS COMPOSED OF THE S&P INDEX, 25% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 25% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 10% OF WHICH IS COMPOSED OF THE RUSSELL INDEX AND 10% OF WHICH IS COMPOSED OF THE MSCI-EM INDEX, AN INVESTOR WOULD RECEIVE $5.00 (A 50% LOSS).

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes compared to an investment, 30% of which is composed of the S&P Index, 25% of which is composed of the Nikkei Index, 25% of which is composed of the EURO STOXX Index, 10% of which is composed of the Russell Index and 10% of which is composed of the MSCI-EM Index.

  ASSUMPTIONS:
--------------------------------------------------------------------------------
  Principal Amount:                       $10
  Basket Starting Level                   100
  Participation Rate:                     125% if the Index Return is positive
  Partial Principal Protection:           10%
  Basket Performance:                     100% to -100%
  Term:                                   5 years 1 month to 5 years 7 months
                                          (the actual term will be determined on
                                          the trade date)

--------------------------------------   --------------------------------------
        PERFORMANCE OF THE BASKET               PERFORMANCE OF THE NOTES
--------------------------------------   --------------------------------------
     BASKET                 BASKET         NOTES PAYMENT             NOTES
   ENDING LEVEL             RETURN*         AT MATURITY             RETURN*
--------------------------------------   --------------------------------------
        200                 100.0%            $22.50                 125.0%
        190                  90.0%            $21.25                 112.5%
        180                  80.0%            $20.00                 100.0%
        160                  60.0%            $17.50                  75.0%
        140                  40.0%            $15.00                  50.0%
        120                  20.0%            $12.50                  25.0%
        110                  10.0%            $11.25                  12.5%
--------------------------------------   --------------------------------------
        100                   0.0%            $10.00                   0.0%
--------------------------------------   --------------------------------------
         95                  -5.0%            $10.00                   0.0%
         90                 -10.0%            $10.00                   0.0%
--------------------------------------   --------------------------------------
         80                 -20.0%             $9.00                 -10.0%
--------------------------------------   --------------------------------------
         70                 -30.0%             $8.00                 -20.0%
         60                 -40.0%             $7.00                 -30.0%
         50                 -50.0%             $6.00                 -40.0%
         20                 -80.0%             $3.00                 -70.0%
          0                -100.0%             $1.00                 -90.0%
--------------------------------------   --------------------------------------

* PERCENTAGES HAVE BEEN ROUNDED FOR EASE OF ANALYSIS

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Risk Factors

The return on the Notes is linked to the performance of the S&P 500(R) Index (the "S&P Index"), the Nikkei(R) 225 Index (the "Nikkei Index"), the Dow Jones EURO STOXX 50(R) Index (the "EURO STOXX Index"), the Russell 2000(R) Index (the "Russell Index") and the MSCI(R) Emerging Markets Index(SM) (the "MSCI-EM Index") and together with the S&P Index, the Nikkei Index, the EURO STOXX Index, and the Russell Index, the "Basket Indices"). Investing in the Notes is not equivalent to a direct investment in the Basket Indices. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE SOME OF YOUR PRINCIPAL.

The Notes combine features of equity and debt. The Notes differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Notes. Instead, we will pay you in cash at maturity an amount based on the performance of the Basket Indices, subject to partial principal protection for declines of up to 10% in the Basket. The Notes are exposed to a decline in the Basket greater than 10%. You will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, YOU CAN LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY IF THE BASKET DECLINES BY MORE THAN 10% OVER THE TERM OF THE NOTES.

THE BASKET IS COMPOSED OF THE FIVE BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 30% of which is composed of the S&P Index, 25% of which is composed of the Nikkei Index, 25% of which is composed of the EURO STOXX Index, 10% of which is composed of the Russell Index and 10% of which is composed of the MSCI-EM Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 15% S&P Index Return would be completely offset by a combination of a -30% Nikkei Index Return, -30% EURO STOXX Index Return, -25% Russell Index Return and -25% MSCI-EM Index Return, resulting in a Basket Return of -15.5% and a corresponding total return on the Notes of -5.5%.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

RISK FACTORS
--------------------------------------------------------------------------------

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (the "S&P Index Sponsor") with respect to the S&P Index, Nihon Keizai Shimbun, Inc. (the "Nikkei Index Sponsor") with respect to the Nikkei Index, STOXX Limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the "EURO STOXX Index Sponsor") with respect to the EURO STOXX Index, the Frank Russell Company ("Russell Index Sponsor") with respect to the Russell Index and Morgan Stanley Capital International Inc. (the MSCI-EM Index Sponsor") with respect to the MSCI-EM Index (the S&P Index Sponsor, the Nikkei Index Sponsor, the EURO STOXX Index Sponsor, the Russell Index Sponsor and the MSCI Index Sponsor are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not have protection for a decline in the Basket of up to 10%.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level of the Basket Indices on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of each Basket Index (I.E., the frequency and magnitude of changes in the level of each Basket Index);

>    the composition of each Basket Index and changes to its constituent stocks;

>    the market prices of the Basket Constituent Stocks;

RISK FACTORS
--------------------------------------------------------------------------------

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, judicial or other events that affect the level of the Basket or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>    the creditworthiness of UBS.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-47, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE UNDERLYING ASSETS, INDEX OR INDICES TO WHICH THE NOTES ARE LINKED OR THE MARKET VALUE OF THE NOTES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that calls into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets, index or indices to which the Notes are linked.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of Basket Constituent Stocks may have.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-15) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-42 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-45. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

RISK FACTORS
--------------------------------------------------------------------------------

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-45. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on a day when the calculation agent will determine the Basket Ending Level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE BASKET ENDING LEVEL FOR THE BASKET OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-42.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE NIKKEI INDEX, THE EURO STOXX INDEX, OR THE MSCI-EM INDEX.

Although three of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-40.

RISK FACTORS

THE FORMULA FOR DETERMINING THE PAYMENT AT MATURITY DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET INDICES.

Changes in the Basket Indices during the term of the Notes before the final valuation date will not be reflected in the calculation of the payment at maturity. The calculation agent will calculate the payment at maturity by comparing only the level of each Basket Index on the trade date and the level of each Basket Index on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if a particular Basket Index has risen at certain times during the term of the Notes before falling to a level below its starting level on the final valuation date.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

Some of the Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section of page S-4, "Supplemental U.S. Tax Considerations" beginning on page S-49, and the section "U.S. Tax Considerations" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

--------------------------------------------------------------------------------

The Indices

THE S&P 500(R) INDEX

We have derived all information regarding the S&P 500(R) Index (the "S&P Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the "S&P Index Constituent Stocks") as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of September 29, 2006, 424 companies or 85.9% of the S&P Index by market capitalization traded on the New York Stock Exchange, 76 companies or 14.1% of the S&P Index by market capitalization traded on The Nasdaq Stock Market, and 0 companies or 0.0% of the S&P Index by market capitalization traded on the American Stock Exchange. As of September 29, 2006, the S&P Index represented approximately 74% of the market value of S&P's internal database of over 6,967 equities. S&P chooses companies for inclusion in the S&P Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 6,967 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the S&P Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (86), Consumer Staples
(39), Energy (29), Financials (89), Health Care (56), Industrials (52), Information Technology (78), Materials (30), Telecommunication Services (10) and Utilities (31). S&P may, from time to time, in its sole discretion, add companies to or delete companies from the Index to achieve the objectives stated above.

S&P calculates the S&P Index by reference to the prices of the S&P Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the S&P Index Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE INDEX

S&P currently computes the S&P Index as of a particular time as follows:

> the product of the market price per share and the number of then outstanding shares of each Index Constituent Stock component stock, adjusted as described below, is determined as of that time (referred to as the "market value" of that stock);

> the market values of all Index Constituent Stocks as of that time are aggregated;

> the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

THE INDICES
--------------------------------------------------------------------------------

> the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

> the current aggregate market value of all component stocks is divided by the base value; and

>    the resulting quotient, expressed in decimals, is multiplied by ten.

Prior to March 2005, the market value of an Index Constituent Stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In September 2004, S&P announced that it would transition to using a "float-adjusted" number of shares to calculate the S&P Index, meaning that, with respect to each Index Constituent Stock, only the number of shares of such stock available to investors, rather than all of the outstanding shares, would be used to determine the Index Constituent Stock's market value. The transition to float adjustment took place in two steps. The first step took place in March 2005, when S&P began calculating market value as the product of the market price per share and the average of the number of outstanding shares and the float-adjusted number of shares of a component stock. The second step took place in September 2005, when S&P began using only the float-adjusted number of shares to calculate market value.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of an Index Constituent Stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

>    the issuance of stock dividends;

> the granting to shareholders of rights to purchase additional shares of stock;

>    the purchase of shares by employees pursuant to employee benefit plans;

>    consolidations and acquisitions;

> the granting to shareholders of rights to purchase other securities of the issuer;

>    the substitution by S&P of particular component stocks in the Index; or

>    other reasons.

In these cases, S&P first recalculates the aggregate market value of all Index Constituent Stocks, after taking account of the new market price per share of the particular Index Constituent Stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                              New Market Value
          Old Base Value  x  -------------------  =  New Base Value
                              Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all Index Constituent Stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P Index or any successor index. While S&P currently employs the above methodology to calculate the S&P Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. S&P does not guarantee the accuracy or the completeness of the S&P Index or any data included in the Index. S&P assumes no liability for any errors, omissions or

THE INDICES
--------------------------------------------------------------------------------

disruption in the calculation and dissemination of the S&P Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P Index or the manner in which the S&P Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) INDEX

Since its inception, the S&P Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the S&P Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the S&P Index on October 31, 2006 was 1,377.94. The actual S&P Index starting level will be the closing level of the S&P Index on the trade date.

The graph below illustrates the performance of the S&P Index from January 29, 1988 through October 31, 2006.

              [Data below represents line chart in printed piece]

           1988        257.07
                       267.82
                       258.89
                       261.33
                       262.16
                        273.5
                       272.02
                       261.52
                       271.91
                       278.97
                        273.7
                       277.72
                       297.47
                       288.86
                       294.87
                       309.64
                       320.52
                       317.98
                       346.08
                       351.45
                       349.15
                       340.36
                       345.99
                        353.4
           1990        329.08
                       331.89
                       339.94
                        330.8
                       361.23
                       358.02
                       356.15
                       322.56
                       306.05
                          304
                       322.22
                       330.22
                       343.93
                       367.07
                       375.22
                       375.34
                       389.83
                       371.16
                       387.81
                       395.43
                       387.86
                       392.45
                       375.22
                       417.09
           1992        408.79
                        412.7
                       403.69
                       414.95
                       415.35
                       408.14
                       424.22
                       414.03
                        417.8
                       418.68
                       431.35
                       435.71
                       438.78
                       443.38
                       451.67
                       440.19
                       450.19
                       450.53
                       448.13
                       463.56
                       458.93
                       467.83
                       461.79
                       466.45
           1994        481.61
                       467.14
                       445.77
                       450.91
                       456.51
                       444.27
                       458.26
                        475.5
                       462.71
                       472.35
                       453.69
                       459.27
                       470.42
                       487.39
                       500.71
                       514.71
                        533.4
                       544.75
                       562.06
                       561.88
                       584.41
                        581.5
                       605.37
                       615.93
           1996        636.02
                       640.43
                        645.5
                       654.17
                       669.12
                       670.63
                       639.95
                       651.99
                       687.31
                       705.27
                       757.02
                       740.74
                       786.16
                       790.82
                       757.12
                       801.34
                       848.28
                       885.14
                       954.29
                       899.47
                       947.28
                       914.62
                        955.4
                       970.43
           1998        980.28
                      1049.34
                      1101.75
                      1111.75
                      1090.82
                      1133.84
                      1120.67
                       957.28
                      1017.01
                      1098.67
                      1163.63
                      1229.23
                      1279.64
                      1238.33
                      1286.37
                      1335.18
                      1301.84
                      1372.71
                      1328.72
                      1320.41
                      1282.71
                      1362.93
                      1388.91
                      1469.25
           2000       1394.46
                      1366.42
                      1498.58
                      1452.43
                       1420.6
                       1454.6
                      1430.83
                      1517.68
                      1436.51
                       1429.4
                      1314.95
                      1320.28
                      1366.01
                      1239.94
                      1160.33
                      1249.46
                      1255.82
                      1224.42
                      1211.23
                      1133.58
                      1040.94
                      1059.78
                      1139.45
                      1148.08
           2002        1130.2
                      1106.73
                      1147.39
                      1076.92
                      1067.14
                       989.82
                       911.62
                       916.07
                       815.28
                       885.76
                       936.31
                       879.82
                        855.7
                       841.15
                       848.18
                       916.92
                       963.59
                        974.5
                       990.31
                      1008.01
                       995.97
                      1050.71
                       1058.2
                      1111.92
           2004       1131.13
                      1144.94
                      1126.21
                       1107.3
                      1120.68
                      1140.84
                      1101.72
                      1104.24
                      1114.58
                       1130.2
                      1173.82
                      1211.92
                      1181.27
                       1203.6
                      1180.59
                      1156.85
                       1191.5
                      1191.33
                      1234.18
                      1220.33
                      1228.81
                      1207.01
                      1249.48
           2006       1248.29
                      1280.08
                      1280.66
                      1294.83
                      1310.61
                      1270.09
                       1270.2
                      1276.66
                      1303.82
                      1335.85
                      1377.94

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The S&P Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain

THE INDICES
--------------------------------------------------------------------------------

trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

THE INDICES
--------------------------------------------------------------------------------

THE NIKKEI(R) 225 INDEX

We have derived all information regarding the Nikkei(R) 225 Index (the "Nikkei Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd.., the Osaka Securities Exchange Co., Ltd.. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of October 31, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter

THE INDICES
--------------------------------------------------------------------------------

the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on

THE INDICES
--------------------------------------------------------------------------------

their investment. The closing level of the Nikkei Index as of October 31, 2006 was 16399.39. The actual Nikkei Index Starting Level will be the closing level of the Nikkei Index on the trade date.

The following graph sets forth the historical performance of the Nikkei Index from January 29, 1988 through October 31, 2006.

              [Data below represents line chart in printed piece]

           1988       23622.3
                      25242.8
                      26260.3
                      27434.1
                      27416.7
                      27769.4
                      27911.6
                      27365.9
                      27923.7
                      27982.5
                      29578.9
                        30159
                      31581.3
                      31985.6
                      32838.7
                      33713.4
                      34266.8
                      32948.7
                      34953.9
                      34431.2
                      35636.8
                      35549.4
                      37268.8
                      38915.9
           1990       37188.9
                        34592
                      29980.4
                      29584.8
                      33130.8
                      31940.2
                      31035.7
                      25978.4
                      20983.5
                      25194.1
                      22454.6
                      23848.7
                      23293.1
                      26409.2
                        26292
                      26111.2
                      25789.6
                        23291
                      24120.8
                      22335.9
                      23916.4
                      25222.3
                      22687.3
                      22983.8
           1992       22023.1
                      21338.8
                      19345.9
                      17390.7
                      18347.8
                      15951.7
                      15910.3
                      18061.1
                      17399.1
                      16767.4
                      17683.7
                      16924.9
                      17023.8
                      16953.3
                      18591.4
                      20919.2
                      20552.3
                        19590
                      20380.1
                      21026.6
                      20105.7
                        19703
                      16406.5
                      17417.2
           1994       20229.1
                      19997.2
                      19111.9
                      19725.2
                      20973.6
                      20643.9
                      20449.4
                      20628.5
                      19563.8
                      19989.6
                      19075.6
                      19723.1
                      18649.8
                      17053.4
                        16140
                      16806.8
                      15436.8
                      14517.4
                      16677.5
                      18117.2
                      17913.1
                      17654.6
                      18744.4
                      19868.2
           1996       20812.7
                      20125.4
                      21406.8
                      22041.3
                      21956.2
                      22530.8
                      20692.8
                      20166.9
                      21556.4
                      20466.9
                      21020.4
                      19361.3
                        18330
                        18557
                      18003.4
                      19151.1
                      20068.8
                        20605
                      20331.4
                      18229.4
                      17887.7
                      16458.9
                      16636.3
                      15258.7
           1998       16628.5
                      16831.7
                      16527.2
                      15641.3
                      15670.8
                      15830.3
                        16379
                      14107.9
                      13406.4
                      13564.5
                      14883.7
                      13842.2
                      14499.2
                      14367.5
                      15836.6
                      16701.5
                      16111.7
                      17529.7
                      17861.9
                      17436.6
                      17605.5
                      17942.1
                      18558.2
                      18934.3
           2000       19539.7
                      19959.5
                      20337.3
                      17973.7
                      16332.5
                      17411.1
                      15727.5
                      16861.3
                      15747.3
                      14539.6
                      14648.5
                      13785.7
                      13843.5
                      12883.5
                      12999.7
                      13934.3
                      13262.1
                        12969
                      11860.8
                      10713.5
                      9774.68
                      10366.3
                      10697.4
                      10542.6
           2002        9997.8
                      10587.8
                      11024.9
                      11492.5
                      11763.7
                      10621.8
                      9877.94
                       9619.3
                      9383.29
                      8640.48
                      9215.56
                      8578.95
                      8339.94
                      8363.04
                      7972.71
                      7831.42
                      8424.51
                      9083.11
                      9563.21
                      10343.5
                        10219
                      10559.6
                      10100.6
                      10676.6
           2004       10783.6
                      11041.9
                      11715.4
                      11761.8
                      11236.4
                      11858.9
                      11325.8
                      11081.8
                      10823.6
                      10771.4
                      10899.2
                      11488.8
                      11387.6
                      11740.6
                        11669
                      11008.9
                      11276.6
                        11584
                      11899.6
                      12413.6
                      13574.3
                      13606.5
                      14872.2
                      16111.4
           2006       16649.8
                      16205.4
                      17059.7
                      16906.2
                      15467.3
                      15505.2
                      15456.8
                      16140.8
                      16127.6
                      16399.4

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

THE INDICES
--------------------------------------------------------------------------------

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

THE INDICES
--------------------------------------------------------------------------------

THE DOW JONES EURO STOXX 50(R) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(R) Index (the "EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "EURO STOXX Index Sponsor"). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones
STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

The EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index Constituent Stocks.

The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE EURO STOXX INDEX

According to publicly available information as of October 31, 2006, securities comprising the EURO STOXX Index (the "EURO STOXX Index Constituent Stocks") consist of the companies listed below. The weighting of each of the EURO
STOXX Index Constituent Stocks within the EURO STOXX Index is also provided. All data listed below is as of October 31, 2006.

THE INDICES
--------------------------------------------------------------------------------

Name                                      Sector                      % Weight      Country
----                                      ------                      --------      -------
Total SA                                  Energy                      5.81%         FRANCE
Banco Santander Central Hispano SA        Financial                   4.12%         SPAIN
BNP Paribas                               Financial                   3.67%         FRANCE
ING Groep NV                              Financial                   3.53%         NETHERLANDS
Sanofi-Aventis                            Consumer, Non-cyclical      3.35%         FRANCE
UniCredito Italiano SpA                   Financial                   3.29%         ITALY
Telefonica SA                             Communications              3.18%         SPAIN
E.ON AG                                   Utilities                   3.16%         GERMANY
Banco Bilbao Vizcaya Argentaria SA        Financial                   3.12%         SPAIN
Nokia OYJ                                 Communications              3.09%         FINLAND
Allianz SE                                Financial                   3.05%         GERMANY
Societe Generale                          Financial                   2.89%         FRANCE
Siemens AG                                Industrial                  2.87%         GERMANY
ENI SpA                                   Energy                      2.83%         ITALY
AXA SA                                    Financial                   2.59%         FRANCE
Deutsche Bank AG                          Financial                   2.49%         GERMANY
ABN AMRO Holding NV                       Financial                   2.12%         NETHERLANDS
Fortis                                    Financial                   2.08%         BELGIUM
DaimlerChrysler AG                        Consumer, Cyclical          2.06%         GERMANY
Deutsche Telekom AG                       Communications              2.00%         GERMANY
Suez SA                                   Utilities                   1.99%         FRANCE
RWE AG                                    Utilities                   1.77%         GERMANY
France Telecom SA                         Communications              1.74%         FRANCE
BASF AG                                   Basic Materials             1.69%         GERMANY
Assicurazioni Generali SpA                Financial                   1.67%         ITALY
SAP AG                                    Technology                  1.67%         GERMANY
Vivendi                                   Communications              1.67%         FRANCE
Unilever NV                               Consumer, Non-cyclical      1.61%         NETHERLANDS
Koninklijke Philips Electronics NV        Industrial                  1.59%         NETHERLANDS
Enel SpA                                  Utilities                   1.53%         ITALY
Bayer AG                                  Basic Materials             1.47%         GERMANY
Carrefour SA                              Consumer, Non-cyclical      1.42%         FRANCE
Iberdrola SA                              Utilities                   1.41%         SPAIN
Groupe Danone                             Consumer, Non-cyclical      1.35%         FRANCE
Endesa SA                                 Utilities                   1.34%         SPAIN
Repsol YPF SA                             Energy                      1.31%         SPAIN
Muenchener Rueckversicherungs AG          Financial                   1.29%         GERMANY
Telecom Italia SpA                        Communications              1.26%         ITALY
Credit Agricole SA                        Financial                   1.10%         FRANCE
L'Oreal SA                                Consumer, Non-cyclical      1.02%         FRANCE
LVMH Moet Hennessy Louis Vuitton SA       Diversified                 1.02%         FRANCE
Aegon NV                                  Financial                   1.01%         NETHERLANDS
Cie de Saint-Gobain                       Industrial                  0.98%         FRANCE
Air Liquide                               Basic Materials             0.98%         FRANCE
Allied Irish Banks PLC                    Financial                   0.95%         IRELAND
SanPaolo IMI SpA                          Financial                   0.91%         ITALY
Renault SA                                Consumer, Cyclical          0.88%         FRANCE
Lafarge SA                                Industrial                  0.81%         FRANCE
Alcatel SA                                Communications              0.69%         FRANCE
Koninklijke Ahold NV                      Consumer, Non-cyclical      0.62%         NETHERLANDS

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE EURO STOXX INDEX

Since its inception, the EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the EURO STOXX Index during any period shown below is not an indication that the value of the EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the EURO STOXX Index do not give an indication of the future performance of the EURO STOXX Index. UBS cannot make any assurance that the future performance of the EURO STOXX Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the EURO STOXX Index as of October 31, 2006 was 4004.08.

The graph below illustrates the performance of the EURO STOXX Index from January 29, 1988 through October 31, 2006. The actual EURO STOXX Index Starting Level will be closing level of the EURO STOXX Index on the trade date.

              [Data below represents line chart in printed piece]

           1988        635.95
                       708.88
                       701.56
                       710.55
                       711.12
                       760.54
                       780.03
                       761.63
                       809.03
                       837.84
                       828.32
                       861.36
                       880.79
                       852.86
                       883.82
                       901.71
                       923.42
                       953.51
                       997.91
                       1038.1
                      1032.57
                       970.43
                      1023.52
                      1098.49
           1990       1069.92
                      1048.91
                      1115.39
                      1087.94
                      1116.83
                      1120.33
                      1116.48
                       962.15
                       845.96
                       889.57
                       872.81
                       858.72
                       871.77
                       959.23
                       982.08
                      1002.08
                      1045.52
                      1003.15
                      1000.94
                      1016.62
                         1007
                      1003.13
                       985.85
                         1000
           1992       1045.71
                      1082.35
                      1060.78
                      1085.06
                      1105.18
                      1056.93
                       988.96
                       951.68
                       968.58
                       980.05
                      1012.37
                      1033.51
                      1043.55
                      1128.36
                      1140.82
                      1114.25
                      1113.68
                      1157.58
                      1236.14
                      1321.88
                      1285.92
                      1359.41
                      1326.28
                      1433.34
           1994       1456.88
                      1396.06
                      1365.74
                      1427.37
                      1358.74
                       1284.6
                       1373.6
                      1397.12
                      1302.53
                      1327.67
                      1323.35
                      1320.59
                      1296.71
                      1312.78
                      1300.13
                      1346.68
                      1377.67
                      1362.52
                      1435.52
                      1432.86
                       1419.6
                      1407.17
                       1455.1
                      1506.82
           1996       1611.05
                      1595.64
                      1612.24
                      1671.13
                      1673.76
                       1665.9
                      1590.93
                      1601.43
                      1694.51
                      1700.54
                      1817.95
                      1850.32
                      2005.36
                      2077.22
                      2137.28
                      2164.68
                      2220.86
                      2398.41
                      2674.83
                      2407.58
                      2581.36
                      2331.25
                      2423.74
                      2531.99
           1998       2676.03
                      2878.04
                      3153.32
                      3120.94
                      3357.77
                      3406.82
                      3480.63
                      2978.12
                      2670.97
                      2887.11
                      3179.09
                      3342.32
                      3547.15
                      3484.24
                      3559.86
                      3757.87
                      3629.46
                      3788.66
                      3638.62
                      3769.14
                      3669.71
                      3922.91
                      4314.38
                      4904.46
           2000       4684.48
                      5182.62
                      5249.55
                      5303.95
                      5200.89
                      5145.35
                       5122.8
                      5175.12
                      4915.18
                      5057.46
                      4790.08
                      4772.39
                       4779.9
                      4318.88
                         4185
                      4525.01
                      4426.24
                      4243.91
                      4091.38
                      3743.97
                      3296.66
                      3478.63
                      3658.27
                      3806.13
           2002       3670.26
                      3624.74
                      3784.05
                      3574.23
                      3425.79
                      3133.39
                      2685.79
                      2709.29
                      2204.39
                      2518.99
                      2656.85
                      2386.41
                      2248.17
                      2140.73
                      2036.86
                      2324.23
                      2330.06
                      2419.51
                      2519.79
                      2556.71
                      2395.87
                      2575.04
                      2630.47
                      2760.66
           2004       2839.13
                      2893.18
                      2787.49
                      2787.48
                      2749.62
                      2811.08
                      2720.05
                      2670.79
                       2726.3
                      2811.72
                      2876.39
                      2951.24
                      2984.59
                      3058.32
                      3055.73
                       2930.1
                       3076.7
                      3181.54
                      3326.51
                      3263.78
                      3428.51
                      3320.15
                      3447.07
                      3578.93
           2006       3691.41
                      3774.51
                      3853.74
                       3839.9
                      3637.17
                      3648.92
                      3691.87
                       3808.7
                      3899.41
                       4004.8

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(R)" is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the Notes.

THE INDICES
--------------------------------------------------------------------------------

The EURO STOXX Index Sponsor does NOT:

>    Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

The EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;

>    the accuracy or completeness of the EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the EURO STOXX Index or its data;

> the EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the EURO STOXX Index or its data; and

> under no circumstances will the EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

THE INDICES
--------------------------------------------------------------------------------

THE RUSSELL 2000(R) INDEX

We have derived all information regarding the Russell 2000(R) Index (the "Russell Index") contained in this prospectus supplement, including its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company (the "Russell Index Sponsor"). The Russell Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Russell Index. We do not assume any responsibility for the accuracy or completeness of any information relating to the Russell Index.

The Russell Index is an index calculated, published, and disseminated by the Russell Index Sponsor, and measures the composite price performance of stocks of 2,000 companies incorporated and domiciled in the United States and its territories. All 2,000 stocks are traded on the New York Stock Exchange, the American Stock Exchange LLC, or Nasdaq, and form a part of the Russell 3000(R) Index. The Russell 3000(R) Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market.

The Russell Index consists of the smallest 2,000 companies included in the Russell 3000(R) Index. The Russell Index is designed to track the performance of the small capitalization segment of the United States equity market.

STOCKS INCLUDED IN THE RUSSELL 2000(R) INDEX.

Only common stocks belonging to corporations domiciled in the United States and its territories are eligible for inclusion in the Russell 3000(R) Index and the Russell Index. Stocks traded on United States exchanges but domiciled in other countries are excluded. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, paired shares, warrants, and rights also are excluded. Trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds, and limited partnerships that are traded on United States exchanges also are ineligible for inclusion. Real Estate Investment Trusts and Beneficial Trusts, however, are eligible for inclusion.

In general, only one class of securities of a company is allowed in the Russell Index, although exceptions to this general rule have been made where the Russell Index Sponsor has determined that each class of securities acts independently of the other. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000(R) Index is total market capitalization, which is defined as the price of a company's shares times the total number of available shares, as described below. Based on closing values on May 31 of each year, the Russell Index Sponsor reconstitutes the composition of the Russell 3000(R) Index using the then existing market capitalizations of eligible companies. As of the last Friday in June of each year, the Russell Index is adjusted to reflect the reconstitution of the Russell 3000(R) Index for that year. Real-time dissemination of the Russell Index began on January 1, 1987.

COMPUTATION OF THE INDEX

As a capitalization-weighted index, the Russell Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell Index value is calculated by adding the market values of the Russell Index's component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the Russell Index on the base date of December 31, 1986. To calculate the Russell Index, last sale prices will be used for exchange-traded and Nasdaq stocks. If a

THE INDICES
--------------------------------------------------------------------------------

component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell Index. In order to provide continuity for the Russell Index's value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10.00% or more) is based on information recorded in Securities and Exchange Commission filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

> ESOP or LESOP shares--shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

> Corporate cross-owned shares--when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

> Large private and corporate shares--when an individual, a group of individuals acting together, or a corporation not in the index owns 10.00% or more of the shares outstanding. However, institutional holdings (investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this class; and

> Unlisted share classes--classes of common stock that are not traded on a United States securities exchange or Nasdaq.

The following summarizes the types of Russell Index maintenance adjustments and indicates whether or not an index adjustment is required.

> "No Replacement" Rule--Securities that leave the Russell Index, between reconstitution dates, for any reason (E.G., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell Index over a year will fluctuate according to corporate activity.

> Rule for Corporate Action-Driven Changes--When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell Index at the open of trading on the ex-date using the previous day's closing prices.

> When acquisitions or mergers take place within the Russell Index, the stock's capitalization moves to the acquiring stock; as a result, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. Prior to April 1, 2000, if the acquiring stock was a member of a different index (I.E., the Russell 3000(R) Index or the Russell 1000(R) Index), the shares for the acquiring stock were not adjusted until month end.

> Deleted Stocks--When deleting stocks from the Russell Index as a result of exchange delisting or reconstitution, the price used is the market price on the day of deletion, including potentially the OTC Bulletin Board price. Previously, prices used to reflect delisted stocks were the last traded price on the primary exchange. There may be corporate events, like mergers or acquisitions, that result in the lack of a current market price for the deleted security, and in such an instance the latest primary exchange closing price available will be used.

THE INDICES
--------------------------------------------------------------------------------

> Additions for Spin-Offs--Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell Index at the latest reconstitution.

> Quarterly IPO Additions--Eligible companies that have recently completed an initial public offering are added to the Russell Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000(R) Index. Eligible companies will be added to the Russell Index using their industry's average style probability established at the latest constitution.

In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade; (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000(R) Index as of the latest June reconstitution; and (3) meet criteria (1) and (2) during an initial offering period.

Each month, the Russell Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. Only cumulative changes to shares outstanding greater than 5.00% are reflected in the Russell Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

Neither we nor any of our affiliates, including the agents, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Russell Index or any successor Russell Index. The Russell Index Sponsor does not guarantee the accuracy or the completeness of the Russell Index or any data included in the Russell Index. The Russell Index Sponsor assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the Russell Index. The Russell Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Russell Index or the manner in which the Russell Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE RUSSELL 2000(R) INDEX

Since its inception, the Russell Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the Russell Index during any period shown below is not an indication that the level of the Russell Index is more or less likely to increase or decrease at any time during the term of the notes. The historical Russell Index levels do not give an indication of future performance of the Russell Index. We cannot assure you that future performance of the Russell Index or the constituent stocks of the Russell Index will result in holders of the notes receiving an amount equal to their outstanding face amount on the maturity date. The closing level of the Russell Index on October 31, 2006 was 766.84. The actual Russell Index Starting Level will be the closing level of the Russell Index on the trade date.

THE INDICES
--------------------------------------------------------------------------------

The graph below illustrates the performance of the Russell Index from January 29, 1988 through October 31, 2006.

              [Data below represents line chart in printed piece]

           1988        125.24
                        136.1
                       142.15
                       145.01
                       141.37
                        151.3
                       149.88
                       145.74
                       149.09
                       147.25
                       142.01
                       147.36
                       153.85
                       154.56
                        157.9
                       164.68
                       171.53
                       167.43
                        174.5
                       178.19
                       178.21
                       167.47
                       168.18
                       168.31
           1990        153.26
                       157.72
                       163.64
                       158.09
                       168.91
                       169.12
                       161.51
                       139.51
                       126.74
                       118.83
                       127.51
                        132.2
                       144.17
                          160
                       171.01
                       170.61
                       178.34
                       167.61
                       172.77
                        179.1
                       180.16
                       184.97
                       176.37
                       189.94
           1992        205.16
                       211.15
                       203.69
                       196.25
                       198.52
                       188.64
                       194.74
                       188.79
                       192.92
                        198.9
                       213.81
                       221.01
                        228.1
                       222.41
                       229.21
                       222.68
                       232.19
                       233.35
                       236.46
                       246.19
                       252.95
                       259.18
                       250.41
                       258.59
           1994        266.52
                       265.53
                       251.06
                       252.55
                       249.28
                       240.29
                       244.06
                       257.32
                       256.12
                       255.02
                       244.25
                       250.36
                       246.85
                       256.57
                       260.77
                       266.17
                       270.25
                       283.63
                       299.72
                       305.31
                       310.38
                       296.25
                       308.58
                       315.97
           1996        315.38
                       324.93
                       330.77
                       348.28
                       361.85
                       346.61
                          316
                       333.88
                       346.39
                       340.57
                       354.11
                       362.61
                       369.45
                       360.05
                       342.56
                          343
                       380.76
                       396.37
                       414.48
                       423.43
                       453.82
                       433.26
                       429.92
                       437.02
           1998        430.05
                       461.83
                       480.68
                       482.89
                       456.62
                       457.39
                       419.75
                       337.95
                       363.59
                       378.16
                       397.75
                       421.96
                       427.22
                       392.26
                       397.63
                       432.81
                       438.68
                       457.68
                       444.77
                       427.83
                        427.3
                       428.64
                       454.08
                       504.75
           2000        496.23
                       577.71
                       539.09
                       506.25
                       476.18
                       517.23
                       500.64
                       537.89
                       521.37
                       497.68
                       445.94
                       483.53
                       508.34
                       474.37
                       450.53
                       485.32
                        496.5
                        512.8
                       484.78
                       468.56
                       404.87
                       428.17
                       460.78
                        488.5
           2002         483.1
                       469.36
                       506.46
                       510.67
                       487.47
                       462.65
                       392.42
                       390.96
                       362.27
                        373.5
                       406.36
                       383.09
                       372.17
                       360.52
                       364.54
                       398.68
                          441
                       448.37
                       476.02
                       497.42
                       487.68
                       528.22
                       546.51
                       556.91
           2004        580.76
                       585.56
                       590.31
                        559.8
                       568.28
                       591.52
                       551.29
                       547.93
                       572.94
                       583.79
                       633.77
                       651.57
                       624.02
                       634.06
                       615.07
                       579.38
                       616.71
                       639.66
                       679.75
                       666.51
                        667.8
                       646.61
                       677.29
                       673.22
           2006         733.2
                       730.64
                       765.14
                       764.54
                       721.01
                       724.67
                       700.56
                       720.53
                       725.59
                       766.84

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Russell Index Sponsor providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by the Russell Index Sponsor (including the Russell Index) in connection with certain securities, including the notes.

The license agreement between us and the Russell Index Sponsor requires that the following language be stated in this prospectus supplement:

The notes are not sponsored, endorsed, sold, or promoted by the Russell Index Sponsor. The Russell Index Sponsor makes no representation or warranty, expressed or implied, to you or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell Index to track general stock market performance or a segment of the same. The Russell Index Sponsor's publication of the Russell Index in no way suggests or implies an opinion by the Russell Index Sponsor as to the advisability of investment in any or all of the securities upon which the Russell Index is based. The Russell Index Sponsor's only relationship to us is the licensing of certain trademarks and trade names of the Russell Index Sponsor and of the Russell Index which is determined, composed, and calculated by the Russell Index Sponsor without regard to us or the notes. The Russell Index Sponsor is not responsible for and has not reviewed the notes nor any associated literature or publications and the Russell Index Sponsor makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. The Russell Index Sponsor reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the Russell Index. The Russell Index Sponsor has no obligation or liability in connection with the administration, marketing, or trading of the notes.

THE RUSSELL INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN AND THE RUSSELL INDEX SPONSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE RUSSELL INDEX SPONSOR MAKES NO WARRANTY,

THE INDICES
--------------------------------------------------------------------------------

EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN. THE RUSSELL INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE RUSSELL INDEX SPONSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI(R) EMERGING MARKETS INDEX(SM)

We have derived all information regarding the MSCI(R) Emerging Markets Index(SM) (the "MSCI-EM Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Morgan Stanley Capital International Inc. ("MSCI"). We do not assume any responsibility for the accuracy or completeness of such information. MSCI has no obligation to continue to publish the MSCI-EM Index, and may discontinue publication of the MSCI-EM Index.

The MSCI-EM Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets. As of October 31, 2006, the index comprised 28 emerging market economies, which were Argentina, Bermuda, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Jordan, Luxembourg, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey.

As of October 31, 2006, the MSCI-EM Index was weighted by sector as follows:

                  SECTOR                                WEIGHTS
                  ------                                -------
                  Financial .........................    19.54%
                  Energy ............................    16.90%
                  Communications ....................    13.00%
                  Basic Materials ...................    10.96%
                  Technology ........................    10.37%
                  Industrial ........................    10.18%
                  Consumer, Cyclical ................     6.81%
                  Consumer, Non-cyclical ............     6.61%
                  Utilities .........................     3.26%
                  Diversified .......................     2.09%
                                                        ------
                    Grand Total                         100.00%
SOURCE: BLOOMBERG

THE INDICES
--------------------------------------------------------------------------------

As of October 31, 2006, the top fifty constituent stocks of the MSCI-EM Index were as follows:

NAME                                      SECTOR                      % WEIGHT       COUNTRY
----                                      ------                      --------       -------
OAO Gazprom                               Energy                      4.70%          RUSSIA
Samsung Electronics Co Ltd                Technology                  3.61%          SOUTH KOREA
China Mobile Ltd                          Communications              1.91%          HONG KONG
America Movil SA de CV                    Communications              1.86%          MEXICO
LUKOIL                                    Energy                      1.79%          RUSSIA
TSMC                                      Technology                  1.77%          TAIWAN
Petroleo Brasileiro SA                    Energy                      1.49%          BRAZIL
Kookmin Bank                              Financial                   1.26%          SOUTH KOREA
HON HAI Precision Industry Co Ltd         Industrial                  1.21%          TAIWAN
Petroleo Brasileiro SA                    Energy                      1.19%          BRAZIL
Teva Pharmaceutical Industries Ltd        Consumer, Non-cyclical      1.08%          ISRAEL
PetroChina Co Ltd                         Energy                      0.99%          CHINA
Cia Vale do Rio Doce                      Basic Materials             0.98%          BRAZIL
POSCO                                     Basic Materials             0.97%          SOUTH KOREA
Infosys Technologies Ltd                  Technology                  0.97%          INDIA
Sasol Ltd                                 Energy                      0.94%          SOUTH AFRICA
Cemex SAB de CV                           Industrial                  0.94%          MEXICO
Reliance Industries Ltd                   Energy                      0.81%          INDIA
Cia Vale do Rio Doce                      Basic Materials             0.81%          BRAZIL
Banco Itau Holding Financeira SA          Financial                   0.81%          BRAZIL
Banco Bradesco SA                         Financial                   0.80%          BRAZIL
China Life Insurance Co Ltd               Financial                   0.70%          CHINA
Standard Bank Group Ltd                   Financial                   0.68%          SOUTH AFRICA
Telefonos de Mexico SA de CV              Communications              0.60%          MEXICO
CNOOC Ltd                                 Energy                      0.60%          HONG KONG
Hyundai Motor Co                          Consumer, Cyclical          0.59%          SOUTH KOREA
MTN Group Ltd                             Communications              0.57%          SOUTH AFRICA
China Petroleum & Chemical Corp           Energy                      0.55%          CHINA
Grupo Televisa SA                         Communications              0.55%          MEXICO
Impala Platinum Holdings Ltd              Basic Materials             0.53%          SOUTH AFRICA
China Construction Bank                   Financial                   0.53%          CHINA
MMC Norilsk Nickel                        Basic Materials             0.51%          RUSSIA
ICICI Bank Ltd                            Financial                   0.51%          INDIA
Wal-Mart de Mexico SA de CV               Consumer, Cyclical          0.51%          MEXICO
Samsung Electronics Co Ltd                Technology                  0.50%          SOUTH KOREA
Cathay Financial Holding Co Ltd           Financial                   0.49%          TAIWAN
Shinhan Financial Group Co Ltd            Financial                   0.47%          SOUTH KOREA
Korea Electric Power Corp                 Utilities                   0.47%          SOUTH KOREA
Bank of China Ltd                         Financial                   0.46%          CHINA
United Microelectronics Corp              Technology                  0.45%          TAIWAN
Telekomunikasi Indonesia Tbk PT           Communications              0.44%          INDONESIA
Tenaris SA                                Basic Materials             0.43%          LUXEMBOURG
Surgutneftegaz                            Energy                      0.43%          RUSSIA
Cia de Bebidas das Americas               Consumer, Non-cyclical      0.42%          BRAZIL
OTP Bank Nyrt                             Financial                   0.42%          HUNGARY
Mobile Telesystems OJSC                   Communications              0.42%          RUSSIA
SK Telecom Co Ltd                         Communications              0.41%          SOUTH KOREA
Sberbank                                  Financial                   0.40%          RUSSIA
Unibanco                                  Financial                   0.40%          BRAZIL
CEZ                                       Utilities                   0.39%          CZECH
Gold Fields Ltd                           Basic Materials             0.39%          SOUTH AFRICA

The MSCI-EM Index is part of a series of indexes sponsored by MSCI called the "MSCI Standard Index series".

THE INDICES
--------------------------------------------------------------------------------

CONSTRUCTING THE MSCI STANDARD INDEX SERIES

MSCI undertakes an index construction process which involves:

>    Defining the equity universe.

> Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

> Classifying the universe of securities under the Global Industry Classification Standard ("GICS").

> Selecting securities for inclusion according to MSCI's index construction rules and guidelines.

DEFINING THE EQUITY UNIVERSE

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

ADJUSTING THE TOTAL MARKET CAPITALIZATION OF SECURITIES FOR FREE FLOAT

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

> Defining and estimating the free float available to foreign investors for each security, using MSCI's definition of free float.

>    Assigning a free float-adjustment factor to each security.

> Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

> Strategic and other shareholdings not considered part of available free float.

>    Limits on share ownership for foreign investors.

>    Other foreign investment restrictions.

MSCI's estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

THE INDICES
--------------------------------------------------------------------------------

CLASSIFYING THE UNIVERSE OF SECURITIES UNDER THE GLOBAL INDUSTRY CLASSIFICATION STANDARD

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard ("GICS"). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI's objective of reflecting broad and fair representation in its indexes.

GICS consists of 10 sectors, 24 industry groups, 62 industries and 132 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

> A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company's revenues.

> A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company's revenues and earnings.

> Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

SELECTING SECURITIES FOR INDEX INCLUSION

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a "bottom-up" approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

> Each company's business activities and the diversification that its securities would bring to the index.

> The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

> The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

THE INDICES
--------------------------------------------------------------------------------

MAINTAINING THE MSCI STANDARD INDEX SERIES

Overall, index maintenance can be described by three broad categories of implementation of changes.

> Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

> Quarterly index reviews, aimed at promptly reflecting other significant market events.

> Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

ANNUAL FULL COUNTRY INDEX REVIEW

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

QUARTERLY INDEX REVIEW

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

> Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

> Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

> Replacement of companies, which are no longer suitable industry representatives.

> Deletion of securities whose company and/or security free float has fallen to less than 15%.

> Deletion of securities that have become very small or illiquid.

> Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

>    Additions or deletions of securities as a result of other market events.

THE INDICES
--------------------------------------------------------------------------------

ONGOING EVENT-RELATED CHANGES

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

ANNOUNCEMENT POLICY

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 PM U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

HISTORICAL LEVELS OF THE MSCI-EM INDEX

Since its inception, the MSCI-EM Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the MSCI-EM Index during any period shown on the graph below is not an indication that the value of the MSCI-EM Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical MSCI-EM Index levels do not give an indication of future performance of the MSCI-EM Index. UBS cannot make any assurance that the future performance of the MSCI-EM Index will result in holders of the Notes receiving a positive total return on their investment. The closing level of the MSCI-EM Index as of October 31, 2006 was 814.43. The actual MSCI-EM Index Starting Level will be the closing level of the MSCI-EM Index on the trade date.

THE INDICES
--------------------------------------------------------------------------------

The graph below illustrates the performance of the MSCI-EM Index from January 29, 1988 through October 31, 2006.

              [Data below represents line chart in printed piece]

           1988        109.42
                       109.68
                       120.64
                       126.27
                       129.62
                       133.71
                       129.92
                       125.92
                       133.74
                       132.54
                       131.76
                       134.87
                       132.66
                       142.52
                       155.99
                       184.24
                       186.08
                       163.28
                       173.49
                          177
                       198.98
                       201.31
                       191.64
                        214.7
           1990        221.27
                       229.76
                       197.85
                       210.66
                        227.6
                       235.14
                       255.21
                       221.94
                       193.09
                       189.25
                       178.96
                       185.16
                       200.19
                       229.63
                       238.23
                       238.95
                       256.97
                       247.27
                       259.51
                       264.27
                       253.84
                       263.96
                       259.77
                        288.8
           1992        322.13
                       335.97
                       346.58
                       342.45
                       340.42
                       305.52
                       308.38
                       293.44
                       294.07
                       309.63
                       306.06
                       314.93
                       316.19
                       321.23
                        331.3
                       337.12
                       345.39
                       354.82
                       363.23
                       393.46
                       407.47
                       443.78
                       463.17
                       539.34
           1994        548.88
                       538.78
                       489.21
                       478.36
                       493.66
                       479.18
                       508.73
                        571.3
                       577.29
                       566.11
                          536
                       492.58
                       439.84
                       428.11
                        429.8
                       448.29
                       470.95
                       471.38
                       481.28
                       469.28
                       466.41
                       448.11
                       439.69
                       458.37
           1996        490.52
                       481.92
                        484.8
                       502.46
                       498.99
                       501.04
                       465.87
                       477.13
                       480.62
                       467.43
                       474.71
                       476.31
                       508.42
                       529.86
                       514.61
                        513.7
                       527.01
                       554.12
                       561.32
                       489.24
                       502.05
                       419.26
                       403.67
                       412.46
           1998         379.8
                       419.23
                       436.02
                       430.41
                        370.1
                       330.52
                       339.83
                       240.31
                       254.87
                        281.4
                       304.53
                       298.97
                       293.91
                       296.56
                       334.75
                       375.66
                       372.33
                       413.81
                       401.94
                        405.3
                       391.07
                       399.05
                        434.7
                       489.42
           2000        491.39
                       497.74
                        499.4
                       451.36
                        431.7
                       445.52
                       422.08
                       423.56
                       386.03
                       357.85
                       326.36
                       333.79
                       379.02
                       349.02
                       313.14
                       327.71
                       330.54
                       322.89
                       301.67
                       298.17
                        251.4
                       266.86
                       294.43
                        317.4
           2002        327.75
                       332.77
                       351.43
                       352.84
                       346.28
                       319.75
                       294.62
                       298.89
                       266.11
                       283.16
                       302.36
                       292.09
                       290.44
                       281.21
                       272.27
                       295.17
                       315.44
                       332.68
                       352.62
                       375.52
                       377.63
                       409.11
                       413.33
                       442.78
           2004        457.19
                       477.73
                       482.06
                        441.3
                       431.26
                        432.2
                       423.14
                       439.75
                       464.15
                       474.27
                       517.95
                       542.17
                       542.28
                       588.68
                       548.69
                       531.99
                       548.15
                       565.17
                       602.56
                       606.23
                       661.32
                       617.41
                       667.99
                       706.48
           2006        783.77
                       782.11
                        787.8
                       841.59
                          751
                       747.54
                       755.84
                       773.13
                       778.17
                       814.43

SOURCE: MSCI

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with MSCI providing for the license to us and certain of our affiliates, in exchange for a fee, of the right to use the MSCI-EM Index in connection with securities, including the Notes. The MSCI-EM Index is owned and published by MSCI.

The Notes are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes or the ability of the MSCI-EM Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI-EM Index, which is determined, composed and calculated by MSCI without regard to the Notes or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI-EM Index. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Notes in connection with the administration, marketing or trading of the Notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI-EM INDEX FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED

THE INDICES
--------------------------------------------------------------------------------

HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Notes, or any other person or entity, should use or refer to MSCI's trade name, trade mark or service mark rights to the designations "Morgan Stanley Capital International(R)," "MSCI(R)," "Morgan Stanley Capital International Perspective(R)," to sponsor, endorse, market or promote the Notes without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

--------------------------------------------------------------------------------

Valuation of the Notes

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return.

> If the Basket Return is between 0% and -10%, you will receive $10 (your initial invested principal).

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-40.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-9 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of a basket (the "Basket"), which is comprised of five equity indices (each a "Basket Index") weighted as follows:

               BASKET INDICES                                        WEIGHT
               ------------------------------------------------------------
               S&P 500(R) Index ("S&P Index") .......................   30%
               Nikkei(R) 225 Index ("Nikkei Index") .................   25%
               Dow Jones EURO STOXX 50(R) Index
                 ("EURO STOXX Index") ...............................   25%
               Russell 2000(R) Index ("Russell Index") ..............   10%
               MSCI(R) Emerging Markets Index(SM)
                 ("MSCI-EM Index") ..................................   10%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATIONS

Your minimum investment is 100 Notes at a principal amount at $10.00 per Note (for a total minimum purchase of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (125% x Basket Return)).

>    If the Basket Return is between 0% and -10%, you will receive $10.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Basket Return + 10%)).

IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

The "Basket Return," which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

                         Basket Ending Level - Basket Starting Level
         Basket Return = -------------------------------------------
                                   Basket Starting Level

where the "Basket Starting Level" equals 100 and the "Basket Ending Level" will be calculated as follows:

        100 x (1 + (30% of the S&P Index Return + 25% of the Nikkei Index Return + 25% of the EURO STOXX Index Return + 10% of the Russell Index
                   Return + 10% of the MSCI-EM Index Return)).

The "S&P Index Return" is calculated based on the closing level of the S&P Index on the trade date relative to the final valuation date and is calculated as follows:

      S&P Index Return = S&P Index Ending Level - S&P Index Starting Level
                         -------------------------------------------------
                                      S&P Index Starting Level

where the S&P Index Starting Level is __ and the S&P Index Ending Level will be the closing level of the S&P Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

  Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                        -------------------------------------------------------
                                     Nikkei Index Starting Level

where the Nikkei Index Starting Level is __ and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "EURO STOXX Index Return" is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

  EURO STOXX Index Return = EURO STOXX Index Ending Level - EURO STOXX Index
                            Starting Level
                            ----------------------------------------------------
                                       EURO STOXX Index Starting Level

where the EURO STOXX Index Starting Level is __ and the EURO STOXX Index Ending Level will be the closing level of the EURO STOXX Index on the final valuation date.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Russell Index Return" is calculated based on the closing level of the Russell Index on the trade date relative to the final valuation date and is calculated as follows:

Russell Index Return = Russell Index Ending Level - Russell Index Starting Level
                       ---------------------------------------------------------
                                      Russell Index Starting Level

where the Russell Index Starting Level is __ and the Russell Index Ending Level will be the closing level of the Russell Index on the final valuation date.

The "MSCI-EM Index Return" is calculated based on the closing level of the MSCI-EM Index on the trade date relative to the final valuation date and is calculated as follows:

MSCI-EM Index Return = MSCI-EM Index Ending Level - MSCI-EM Index Starting Level
                       ---------------------------------------------------------
                                      MSCI-EM Index Starting Level

where the MSCI-EM Index Starting Level is __ and the MSCI-EM Index Ending Level will be the closing level of the MSCI-EM Index on the final valuation date.

THE RETURN ON THE BASKET MAY BE NEGATIVE, AND AS A RESULT YOU MAY LOSE UP TO 90% OF YOUR INVESTMENT.

MATURITY DATE

The maturity date will be __, 2011 (a date we currently expect to be between December 30, 2011 and June 29, 2012 to be determined on the trade date), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be __, 2011 (a date we currently expect to be between December 22, 2011 and June 22, 2012 to be determined on the trade date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of U.S., Japanese, European or emerging equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-9 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF JUNE 30, 2006 (UNAUDITED)                               CHF         USD
-----------------------------------------------------------------------------
                                                              (IN MILLIONS)

Debt
  Debt issued(1) ......................................   287,245     234,677
                                                          -------     -------
  Total Debt ..........................................   287,245     234,677
Minority Interest(2) ..................................     6,061       4,952
Shareholders' Equity ..................................    45,465      37,145
                                                          -------     -------
Total capitalization ..................................   338,771     276,774
                                                          =======     =======

------------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON REMAINING MATURITIES.

(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.81699 (the exchange rate in effect as of June 30, 2006).

--------------------------------------------------------------------------------

Supplemental U.S. Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

      o  a dealer in securities,

      o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

      o  a bank,

      o  a life insurance company,

      o  a tax-exempt organization,

      o a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

      o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder.

You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices and the terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENT. Alternatively, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If your Notes are treated as contingent debt instruments and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as an ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

thresholds (a "Reportable Transaction"). Under these regulations, if the Notes are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

      o payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

      o the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

      o  fails to provide an accurate taxpayer identification number,

      o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

      o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

      o the proceeds are transferred to an account maintained by you in the United States,

      o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

      o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

      o  a United States person,

      o  a controlled foreign corporation for United States tax purposes,

      o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

      o  a foreign partnership, if at any time during its tax year:

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

         o one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

         o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

--------------------------------------------------------------------------------

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount from the original issue price applicable to the offered Notes up to the underwriting discount specified on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fourth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information               [UBS LOGO]
incorporated by reference or provided in this
prospectus supplement or the accompanying
prospectus. We have not authorized anyone to
provide you with different information. We are
not making an offer of these securities in any        Partial
state where the offer is not permitted. You           Principal
should not assume that the information in this        Protected
prospectus supplement is accurate as of any date      Notes
other than the date on the front of the
document.

TABLE OF CONTENTS
                                                      UBS AG $__ NOTES
------------------------------------------------      LINKED TO A GLOBAL INDEX BASKET
                                                      DUE __, 2011
PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary .............  S-1
Risk Factors ..............................  S-9
The Indices ............................... S-15
Valuation of the Notes .................... S-39
Specific Terms of the Notes ............... S-40
Use of Proceeds and Hedging ............... S-47
Capitalization of UBS ..................... S-48
Supplemental U.S. Tax Considerations ...... S-49
ERISA Considerations ...................... S-53
Supplemental Plan of Distribution ......... S-54

PROSPECTUS                                            PROSPECTUS SUPPLEMENT

Introduction ..............................    3
Cautionary Note Regarding Forward-
  Looking Statements ......................    5      NOVEMBER __, 2006
Incorporation of Information About                    (TO PROSPECTUS DATED MARCH 27, 2006)
  UBS AG ..................................    7
Where You Can Find More Information .......    8
Presentation of Financial Information .....    9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ...................   10
Capitalization of UBS .....................   10
UBS .......................................   11
Use of Proceeds ...........................   13
Description of Debt Securities We May
  Offer ...................................   14
Description of Warrants We May Offer ......   36
Legal Ownership and Book-Entry
  Issuance ................................   53
Considerations Relating to Indexed
  Securities ..............................   59
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency ..............   62
U.S. Tax Considerations ...................   65
Tax Considerations Under the Laws of
  Switzerland .............................   76
ERISA Considerations ......................   78
Plan of Distribution ......................   79
Validity of the Securities ................   82      UBS INVESTMENT BANK
Experts ...................................   82      UBS FINANCIAL SERVICES INC.